EXHIBIT 99.1

Colony Bankcorp, Inc. Declares First Quarter Dividend

FITZGERALD, Ga., March 18, 2009 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN) announced today that its Board of Directors declared a quarterly cash dividend of $0.0975 per share payable April 10, 2009 to shareholders of record on March 31, 2009. The board factored in earnings projected for the quarter along with Colony's capital position in setting the dividend payment. Colony's capital position remains strong with its total risk-based capital ratio approximating 15 percent -- well above the regulatory minimum requirement of 10 percent to be categorized as "well-capitalized".

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia, with thirty locations in south and middle Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia. Total consolidated assets of the company approximate $1.27 billion.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol "CBAN."

CONTACT: Colony Bankcorp, Inc.
         Terry L. Hester, Chief Financial Officer
         (229) 426-6002